Exhibit 107

Calculation of Filing Fee Tables

Form PRER14A

(Form Type)

26 Capital Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 to Paragraph (a)(7)

	Transaction Valuation	Fee rate	Amount of Filing Fee
Fees to Be Paid	$18,000,000(1)	0.0000927	$1,668.60
Fees Previously Paid	$609,895,000(2)	0.0000927	$56,537.27
Total Transaction Valuation	$627,895,000
Total Fees Due for Filing			$58,205.87
Total Fees Previously Paid			$56,537.27
Total Fee Offsets			$1,668.60
Net Fee Due			$0.00

Table 2 to Paragraph (a)(7)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		F-4	333-262897	February 22, 2022		$56,537.27(3)
		F-4/A	333-262897	April 22, 2022		$1,668.60(4)
Fee Offset Sources	UE Resorts International, Inc. (formerly known as Okada Manila International, Inc.)	F-4	333-262897		February 22, 2022		$56,537.27
	UE Resorts International, Inc. (formerly known as Okada Manila International, Inc.)	F-4/A	333-262897		April 22, 2022		$1,668.60

(1)

Estimated solely for the purpose of calculating the filing fee for this transaction in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based on the product of (a) 1,500,000 common shares of UE Resorts International, Inc. (“UERI”) (“UERI common shares”) underlying 1,500,000 warrants to purchase UERI common shares (“UERI warrants”) and (b) the sum of (i) the average of the high ($0.50) and low ($0.50) prices for the warrants of 26 Capital Acquisition Corp. (“26 Capital”) (“26 Capital warrants”) on Nasdaq on April 18, 2022 and (ii) $11.50, the exercise price of the 26 Capital warrants.

(2)

Based on the sum of (a) the product of (i) 34,375,000 UERI common shares and (ii) the average of the high ($9.90) and low ($9.85) prices of the shares of 26 Capital Class A Stock on Nasdaq on February 18, 2022 and (b) the product of (i) 22,750,000 UERI common shares underlying 22,750,000 UERI warrants and (ii) the sum of (A) the average of the high ($0.39) and low ($0.36) prices for the 26 Capital warrants on Nasdaq on February 18, 2022 and (B) $11.50, the exercise price of the 26 Capital warrants.

(3)	UERI previously paid $56,537.27 upon the filing of its F-4 related to the transaction described in this Form PRER14A.
(4)	UERI previously paid $$1,668.60 upon the filing of its F-4 related to the transaction described in this Form PRER14A.